                                                                       EXHIBIT 3

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of this 14th day of August, 1996 by and between Evergreen Resources, Inc. ("ERI") and Energy Investors Fund I, L.P. and Energy Investors Fund II, L.P. (each a "Fund," collectively, the "Funds").

     WHEREAS the Funds, on the date hereof, have received 1,018,868 of ERI's no par value common stock, all as contemplated in that certain Agreement for Acquisition of Limited Partnership Interests dated the date hereof and entered into between the parties hereto (the "Acquisition Agreement");

     WHEREAS ERI desires to grant to the Funds the registration rights set forth herein;

     NOW, THEREFORE, the parties hereto agree as follows:

     Section 1. Definitions. For purposes of this Agreement, except as otherwise
                ------------
specifically provided herein, the following capitalized terms (in their singular and plural forms as applicable) shall have the meanings set forth below:

     "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Lock-up Period" means the 90 day period following the effectiveness of the Pending Offering.

     "Majority in Interest" means the Funds, their successors and assigns holding a majority of the then outstanding Registrable Securities, determined on the basis of the aggregate number of shares of Registrable Securities held by the Funds.

     "Pending Offering" means the secondary offering of securities currently contemplated by ERI. The Pending Offering shall be deemed terminated if the initial filing of the registration statement to be filed with the Commission has not been made by December 31, 1996.

     The terms "register," "registered," and "registration" refer to a registration effected by preparing the filing of a registration statement in compliance with the Securities Act, and the declaration or order by the Commission of the effectiveness of such registration statement.

     "Registrable Securities" means the shares of ERI Common Stock issued pursuant to the Acquisition Agreement.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Underwritten Public Offering" means a public offering of Common Stock for cash which is offered and sold in a registered transaction pursuant to an agreement between ERI and one or more underwriters.

     Section 2. Registration Rights. (a) Selling Shareholder Registration. After
                --------------------     ---------------------------------
the expiration of the Lock-Up Period and upon the request of a Majority in Interest, ERI shall use its best efforts to file a Registration Statement on Form S-3 (or, if Form S-3 is not available, on Form S-1 or Form S-2) which registers all or at least 30% of the Registrable Securities outstanding and then held by the Funds. The Funds shall be entitled to demand registration under this
Section 2(a) on three occasions. Upon receipt of notice of such demand (and, as applicable, a determination that the proposed offering may reasonably meet such minimum criteria), ERI agrees to:

                (i) promptly give written notice of the proposed registration to the non-requesting Fund, if any; and

                (ii) use its best efforts to effect, as soon as practicable, such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such requesting Fund's or Funds' Registrable Securities as is specified in the request by such Fund to ERI, together with all or such portion of the Registrable Securities of the non-requesting Fund, if any, joining in such request as is specified in further requests received by ERI within thirty (30) days after such written notice is given.

     (b)    [Reserved]


     (c)    Piggyback Registration. If ERI shall register any shares of
            -----------------------
Common Stock, other than in connection with the Pending Offering, pursuant to
Section 2(a), or pursuant to a registration statement on Form S-4 or S-8 (or similar form), it shall promptly give to each Fund written notice thereof (which shall include, to the extent available, a list of the jurisdictions in which ERI intends to attempt to qualify the offer and sale of such securities under the applicable blue sky or other state securities laws) and shall use its reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any Underwritten Public Offering associated therewith, all the Registrable Securities specified in any written request or requests by either Fund (or both) received by ERI within thirty (30) days after such written notice is given, except as and to the extent that, in the opinion of the managing underwriter or underwriters
(if such method of disposition shall be an Underwritten Public Offering), such inclusion would result in more than fifty percent (50%) of the Common Stock proposed to be sold by ERI being excluded from the offering or would materially adversely affect the marketing of such Common Stock proposed to be sold (as reasonably determined by ERI or its investment advisors).

     (d)    Registration Expenses. All expenses of any registrations permitted
            ----------------------
pursuant to this Agreement and of all other offerings by ERI (including, but not limited to, the expenses of any interim audit required by any underwriters in the event of an offering requested pursuant to Section 2(a) or 2(c) hereof, any qualifications under the blue sky or other state securities laws, compliance with governmental requirements of preparing and filing any post-effective amendments required for the lawful distribution of any securities to the public in connection with registration, of supplying prospectuses, offering circular or other documents but excluding fees of any special counsel retained by the Funds and underwriting fees and discounts and selling commissions applicable to the sale of the Registrable Securities) will be paid by ERI.

     (e)    Registration Procedures. In the case of such registration,
            ------------------------
qualification or compliance effected by ERI pursuant to this Agreement in which any Fund's Registrable Securities are included pursuant to this Agreement, ERI will, at its expense:

            (i) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of the Registrable Securities, not to exceed nine (9) months;

            (ii) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such Registrable Securities, not to exceed nine (9) months;

            (iii) furnish to the Funds participating in such registration and to the underwriters of Registrable Securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such Registrable Securities;

            (iv) use its diligent good faith efforts to register or qualify the Registrable Securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Funds may reasonably request in writing within twenty (20) days following the original filing of such registration statement; provided, however, that in the case of an Underwritten Public Offering, the managing underwriter or underwriters shall advise ERI with respect to blue sky qualification and related matters;

            (v) notify counsel for the Funds participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

            (vi) notify counsel for such Funds promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

            (vii) prepare and file with the Commission, promptly upon the request of any Funds, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Funds (and concurred in by counsel for ERI), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Common Stock other than an amendment or supplement required solely as a result of a change by such Fund in the method of distribution of the Registrable Securities; and

            (viii) prepare and promptly file with the Commission and promptly notify counsel for such Funds of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act, any event other than a change in the method of distribution of the Registrable Securities selected by the Funds shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

     (f)    Related Registration Matters. If the Funds secure an underwriter,
            -----------------------------
ERI will enter into an underwriting agreement in connection with any registration subject to the provisions of Section 2(a) in which any Registrable Securities are included, which agreement shall be reasonably acceptable to ERI and contain such terms, provisions and agreements which are customary and appropriate for such registration. In connection with any Underwritten Public Offering in which any Registrable Securities are included, to the extent not provided in the underwriting agreement related to such offering, ERI shall use its reasonable efforts to:

            (i) list the shares of Common Stock included in such offering on any national securities exchange on which the Common Stock has previously been approved for listing;

            (ii) engage a bank or other company to act as transfer agent and registrar for the Common Stock, unless ERI has already engaged a transfer agent and registrar;

            (iii) cause customary opinions of counsel, comfort letters of accountants and other appropriate documents to be delivered by representatives of ERI; and

            (iv) as soon as practicable after the effective date of the registration statement, and, in any event, within sixteen (16) months thereafter, make "generally available to its securities holders" (within the meaning of Rule 158 under the Securities Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Securities Act and covering a period of at least twelve (12) consecutive months beginning after the effective date of the registration statement.

     (g)    Information by Funds. Each Fund requesting to be included in any
            ---------------------
registration shall furnish to ERI such information regarding such Fund and the distribution proposed by such Fund as ERI may reasonably require in connection with any registration, qualification or compliance referred to in Section 2.

     (h)    Assignment. The rights to cause ERI to register Registrable
            -----------
Securities under this Section 2 relate solely to the Funds and may not be assigned, except that either or both Funds may assign its interests hereunder to its partners in connection with a distribution to its partners of the Registrable Securities (it being acknowledged the further assignment of the registration rights referenced herein by such partners is prohibited).

     (i)    Notice Requirements. Any notice from a holder of Registrable
            --------------------
Securities requesting registration of some or all of such Registrable Securities pursuant to Sections 2(a) and 2(c) shall (A) specify the number of shares of Registrable Securities intended to be included in such registration; (B) describe the nature and method of the proposed offering and sale; (D) include an undertaking to provide all information and materials concerning such holder and the method of distribution and to take any other actions reasonably requested by ERI to enable ERI to comply with the Securities Act, any state securities law and/or the applicable requirements of the Commission or any state securities commissioner or similar agency or official.

     Section 3. Implementation. (a) Effect of Sale. Any Fund that sells all of
                ---------------     --------------
its Registrable Securities pursuant to the terms of this Agreement (or otherwise) shall cease to have any further rights under this Agreement.

     (b)    Priority. Nothing herein shall preclude ERI from granting
            ---------
registration rights on parity with the registration rights set forth in Section 2(c) hereof. The parties acknowledge the existence of the registration rights agreement between ERI and the former Powerbridge Inc. shareholders (dated the date hereof) and that such agreement is on parity with this Agreement. In the event that a "cutback" is required by the underwriters as contemplated in
Section 2(c) hereof, such cutback will be pro rata based on the respective parties' ownership of Registrable Securities (under their respective agreements).

      (c)   Amendment and Waiver. The provisions of this Agreement may be
            ---------------------
amended from time to time by an instrument in writing signed by ERI and a Majority in Interest. Any receipt of benefit of the Funds hereunder may be waived by a Majority in Interest.

     (d)    Adjustments. In the event ERI shall declare a stock split, stock
            ------------
dividend or other distribution of capital stock in respect of, or issue capital stock in replacement of or exchange for, any Registrable Securities, such Registrable Securities shall be subject to this Agreement and the provisions of this Agreement providing for calculations based on the number of shares of Registrable Securities shall be adjusted accordingly to account for the shares issued in respect of the Registrable Securities.

     (e)    Indemnification.  In the event any Registrable Securities are
            ----------------
included in a registration statement pursuant to Section 2 hereof:

            (i) To the extent permitted by law, ERI will indemnify and hold harmless each Fund, the partners, officers, agents, employees and managers of each Fund, any person, if any, who controls such Fund or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act or the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by ERI of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and ERI will reimburse each such Fund, partner, officer, agent, employee or manager, underwriter or controlling person for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of ERI, which consent shall not be unreasonably withheld, nor shall ERI be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Fund, underwriter or controlling person.

            (ii) To the extent permitted by law, each selling Fund will indemnify and hold harmless ERI, each of its officers, directors, agents or employees, each person, if any, who controls ERI within the meaning of the Securities Act, any underwriter and any other Fund selling securities in such registration statement or any of its partners, agents, employees, managers or officers or any person who controls such Fund, against any losses, claims, damages or liabilities (joint or several) (to which ERI or any such director, agent, employee, officer, controlling person, or underwriter, or other such Fund or manager, officer, partner, agent, employee or controlling person of such other Fund may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following Violations: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by such Fund of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law (in the cases of (A) and (B) only to the extent that such Violation occurs in reliance upon with written information furnished by such Fund expressly for use in connection with such registration, and in the case of (C), only to the extent that such Violation arises from the action or inaction of such Selling Fund); and each such Fund will reimburse any legal or other expenses reasonably incurred, as incurred, by ERI or any such agent, employee, director, officer, controlling person, underwriter or other Fund or manager, officer, partner, agent, employee or controlling person of such other Fund, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Fund, which consent shall not be unreasonably withheld; and provided, further, that each selling Fund shall be liable under this section for only that amount of losses, claims, damages and liabilities as does not exceed the proceeds to such selling Fund as a result of such registration.

            (iii) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent that the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the opinion of counsel for the indemnifying party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable period of time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this section to the extent materially prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this section.

     (e)    Reports under the Exchange Act.  With a view to making available to
            -------------------------------
the Funds the benefits of Commission Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Fund to sell securities of ERI to the public without registration or pursuant to a registration on Form S-3, ERI agrees as follows:

            (i) to make and keep public information available, as those terms are understood and defined in Commission Rule 144, at all times while the Funds hold any securities of ERI;

            (ii) to take such action as is necessary to enable the Funds to utilize Form S-3 for the sale of their Registrable Securities;

            (iii) to file with the SEC in a timely manner all reports and other documents required of ERI under the Securities Act and the Exchange Act; and

            (iv) to furnish to any Fund, so long as the Fund owns any Registrable Securities, forthwith upon request (i) a written statement by ERI that it has complied with the reporting requirements of Commission Rule 144 (at all times while the Funds hold any securities of ERI), the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of ERI and such other reports and documents so filed by ERI, and (iii) such other information as may be reasonably requested in availing any Fund of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         Evergreen Resources, Inc.


                                         By:  /s/ Mark S. Sexton
                                              ----------------------------------
                                              Mark S. Sexton, President


Energy Investors Fund, L.P.,             Energy Investors Fund II, L.P., a
a Delaware limited partnership           Delaware limited partnership

By: Energy Investors Management, Inc.,   By: Energy Investors Management Company
     its Authorized Agent                       its Authorized Agent



    By: /s/ Mark A. Tarini               By:  /s/ Mark A. Tarini
       -------------------------------        --------------------------------
       Mark A. Tarini, Managing Director      Mark A. Tarini, Managing Director